Exhibit 99.1

               Progenics Completes Enrollment in Phase 1 Clinical
          Trial of PRO 140, a Novel HIV Entry Inhibitor Targeting CCR5
- Potent synergy reported between PRO 140 and small-molecule CCR5 antagonists -

    TARRYTOWN, N.Y.--(BUSINESS WIRE)--July 26, 2005--Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that it has completed enrollment in a phase 1 clinical trial of PRO 140, a novel HIV entry inhibitor. PRO 140 is a humanized monoclonal antibody against CCR5 that blocks human immunodeficiency virus (HIV) infection. CCR5 is one of the principal portals used by HIV to enter cells and represents a promising target for a new generation of HIV therapies. PRO 140 inhibits viral entry into immune system cells via a novel mechanism of action, has the potential to protect healthy cells, and to be broadly active against viruses that have acquired resistance to existing classes of antiretroviral therapies.
    Progenics has completed the planned dosing of 20 normal volunteers with PRO 140 in a double-blind, randomized, placebo-controlled phase 1 trial. This dose-escalation study enrolled four groups of five subjects, each treated with single doses of PRO 140 or placebo given by intravenous infusion. The primary goals of the trial were to evaluate the tolerability and pharmacologic profile of PRO 140. Results from this study will be reported at a scientific conference in fall 2005. A phase 1b trial of PRO 140 in HIV-infected patients is scheduled to begin later this year.
    The Company also reported that in preclinical studies, combinations of PRO 140 and small-molecule CCR5 antagonists under development by others exhibited potent synergistic activity against HIV. In studies performed in a well-established model of HIV entry, combining equal concentrations of PRO 140 and each of three small-molecule CCR5 antagonists consistently increased antiviral activity by at least four fold, as measured by the decrease in drug concentration necessary to block 50% of HIV membrane fusion. This synergy was only observed with the addition of PR0 140 and not with combinations of two small-molecule CCR5 antagonists alone. These findings indicate that PRO 140 and small-molecule CCR5 antagonists might used together in the clinic to treat HIV infection. The results are scheduled for oral presentation today by Daniel C. Pevear, Ph.D., Progenics' Senior Director, Research and Development, at the 3rd International AIDS Society Conference on HIV Pathogenesis and Treatment in Rio de Janeiro, Brazil.
    "PRO 140 offers a product profile that is distinct from other HIV drugs either approved or in development," said William C. Olson, Ph.D., Progenics' Vice President, Research and Development. "Unlike other CCR5 inhibitors currently in development, PRO 140 does not antagonize the natural activity of CCR5 at concentrations that block HIV infection. CCR5 is an important chemokine receptor that regulates the inflammatory response within the human immune system. As a humanized monoclonal antibody, infrequent subcutaneous doses of PRO 140 may provide a long-acting and well-tolerated HIV therapy that would be free of significant drug or food interactions."
    "Our synergy findings build on prior studies demonstrating that PRO 140 offers a high barrier for the development of HIV drug resistance," added Dr. Olson. "Although PRO 140 and small-molecule CCR5 antagonists target the same cellular protein, PRO 140 binds a unique portion of CCR5 and represents a distinct CCR5 inhibitor class. We believe that PRO 140 could be deployed clinically before, after or in combination with small-molecule CCR5 antagonists. If observed clinically, synergies between PRO 140 and small-molecule CCR5 antagonists might translate into enhanced viral suppression and delayed emergence of drug-resistant virus."

    Background

    PRO 140 is a humanized monoclonal antibody that binds CCR5 on immune system cells, thereby shielding these cells from HIV infection. PRO 140 is highly specific in targeting a site on CCR5 that is utilized by HIV without interfering with the normal function of this receptor.
    CCR5 is a chemokine receptor expressed on the surface of immune system cells that plays a key role in the inflammatory response. In 1996, Progenics scientists and their collaborators discovered that HIV uses CCR5 as a principal co-receptor to gain entry into and infect the host cell. In order to reproduce, HIV must enter a cell and incorporate its genetic material into the cell's chromosomes, thereby commandeering the host into producing numerous copies of the virus. These new viruses are then released into the bloodstream and infect other cells. Viral-entry inhibitors like PRO 140 stem this cycle of infection and reproduction by blocking virus before it enters a healthy cell, whereas conventional antiretroviral agents inhibit viral reproduction only after the virus infects the host cell.
    In laboratory studies, PRO 140 exhibited potent, broad-spectrum antiviral activity against more than 40 genetically diverse HIV strains isolated directly from infected individuals. Additional studies demonstrated that HIV failed to develop resistance to PRO 140 despite 40 weeks of continued exposure to the agent in vitro. This period is considerably longer than that required for HIV to develop resistance to other classes of antiviral agents in similar laboratory studies. In other preclinical experiments, multiple doses of PRO 140 reduced, and then maintained, viral loads at undetectable levels for the duration of therapy in a well-recognized animal model of HIV infection, without the emergence of viral resistance. Sustaining undetectably low levels of virus in the blood is a primary goal of HIV therapy. PRO 140 was also shown to be effective at protecting both primary T-cells and macrophages, immune system cells that serve as the major targets for HIV infection in vivo.

    Company Profile

    Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company's principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has five product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the constipation associated with opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness. MNTX is also being studied for the management of patients with post-operative bowel dysfunction and relief of opioid-induced constipation in patients with chronic pain. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1 studies), and PRO 542, a genetically engineered molecule designed to neutralize HIV (in phase 2 studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company, in collaboration with Cytogen Corporation, is developing immunotherapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.
    DISCLOSURE NOTICE: The information contained in this document is current as of July 26, 2005. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company's actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.
    Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note:

    Additional information on Progenics is available at http://www.progenics.com


     CONTACT: Progenics Pharmaceuticals, Inc.
              Richard W. Krawiec, Ph.D., 914-789-2800
              email: rkrawiec@progenics.com